SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant
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Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 240.14a-12

GateHouse Media, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of GateHouse Media, Inc. to be held on May 22, 2008 at 9:00 a.m., in the Erie Room at The Brookwood Inn, 800 Pittsford-Victor Road, Pittsford, New York 14534.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone or by mailing a proxy or voting instruction card in the provided pre-addressed envelope. Voting by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your support and interest in GateHouse Media, Inc.

Sincerely,

Michael E. Reed
Chief Executive Officer

2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

GATEHOUSE MEDIA, INC.

WillowBrook Office Park
Fairport, New York 14450
(585) 598-0030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. on May 22, 2008.
Place	Erie Room at The Brookwood Inn, 800 Pittsford-Victor Road, Pittsford, New York 14534.
Items of Business	(1) To elect two Class II directors
(2) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008
(3) To consider and act upon such other business as may properly come before the meeting
Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a GateHouse Media stockholder as of the close of business on March 24, 2008.
Meeting Admission	You are entitled to attend the annual meeting only if you were a GateHouse Media stockholder as of the close of business on March 24, 2008 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the GateHouse Media, Inc. Omnibus Stock Incentive Plan, your ownership as of the record date will be verified prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 24, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m. and you should allow ample time for the check-in procedures.
Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible as outlined on the voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials. You may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers — Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials.
By order of the Board of Directors,
Polly Grunfeld Sack, Vice President, Secretary and General Counsel

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 8, 2008.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

The Board of Directors (the ‘‘Board’’) of GateHouse Media, Inc., a Delaware corporation (‘‘GateHouse Media’’), is providing these proxy materials to you in connection with GateHouse Media’s annual meeting of stockholders, which will take place on May 22, 2008. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	Why am I being asked to review materials on-line?

Under rules recently adopted by the U.S. Securities and Exchange Commission (‘‘SEC’’), we are now furnishing proxy materials to some of our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 8, 2008.

3.	What information is contained in the proxy statement?

The information in the proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, GateHouse Media’s Board and Board committees, the compensation of directors and executive officers for fiscal 2007, and other required information.

4.	How may I obtain GateHouse Media’s Form 10-K and other financial information?

A copy of our 2007 Annual Report, which includes our 2007 Form 10-K, is enclosed.

Stockholders may request another free copy of our 2007 Annual Report, which includes our 2007 Form 10-K, from:

GateHouse Media, Inc.
Attn: Investor Relations
350 WillowBrook Office Park
Fairport, New York 14450
(585) 598-0030

Alternatively, you can access our 2007 Annual Report, which includes our 2007 Form 10-K, on our website under the Investors tab at:

www.gatehousemedia.com

5.	How may I request an electronic copy of the proxy materials?

If you wish to request electronic delivery of our proxy materials in the future, please sign up at:

investors.gatehousemedia.comlinvestorkit.cfm

6.	What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each GateHouse Media proxy card and voting instruction card that you receive or vote by using the telephone for each proxy card and voting instruction card you receive.

Voting Information

7.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of two Class II directors; and

•	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as GateHouse Media’s independent registered public accounting firm for the 2008 fiscal year.

We also will consider any other business that is properly presented at the annual meeting.

8.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares ‘‘FOR’’ each of the nominees to the Board, and ‘‘FOR’’ the ratification of Ernst & Young LLP as GateHouse Media’s independent registered public accounting firm for the 2008 fiscal year.

9.	What shares can I vote?

Each share of GateHouse Media common stock issued and outstanding as of the close of business on March 24, 2008, the Record Date, is entitled to one vote on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date, GateHouse Media had 58,071,551 shares of common stock issued and outstanding.

10.	How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

11.	How can I vote my shares without attending the annual meeting?

•	By Telephone — after your receipt of hard copies of the proxy materials. Stockholders of record of GateHouse Media common stock who live in the United States or Canada may submit proxies by following the ‘‘Vote by Telephone’’ instructions on the proxy cards. Most GateHouse Media stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

•	By Mail — after your receipt of hard copies of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of GateHouse Media common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. GateHouse Media stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares and a set of proxy materials has been sent directly to you by American Stock Transfer & Trust Company. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

If like most stockholders of GateHouse Media, you hold your shares in street name through a stock broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

12.	What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, trustee or nominee.

13.	May I change my vote?

If you are the stockholder of record, you may revoke your proxy by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address noted below in response to Question 25 prior to the annual meeting, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee in accordance with the instructions for the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

14.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy, and will not be disclosed, except as necessary to meet applicable legal requirements and under other limited circumstances.

15.	How are votes counted?

In the election of directors, you may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN’’ with respect to each of the nominees. If you elect to ‘‘ABSTAIN’’ in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only ‘‘FOR’’ and ‘‘AGAINST’’ votes are counted.

For the other items of business, you may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN.’’ If you elect to ‘‘ABSTAIN,’’ the abstention has the same effect as a vote ‘‘AGAINST.’’

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (‘‘FOR’’ all of GateHouse Media’s nominees to the Board, and ‘‘FOR’’ ratification of GateHouse Media’s independent registered public accounting firm).

16.	What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by a plurality of the votes cast with respect to that director nominee. A plurality of votes cast means that the number of votes cast ‘‘FOR’’ a nominee’s election must exceed the number of votes cast ‘‘AGAINST’’ such nominee’s election. Each nominee receiving more ‘‘FOR’’ votes than ‘‘AGAINST’’ votes will be elected. All other matters voted upon at the meeting will be decided by a majority of the votes cast.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute ‘‘broker non-votes.’’ Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

17.	What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy pursuant to this proxy statement, the persons named as proxy holders, Mary Mastin and Monica Treviso, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Who will serve as inspector of elections?

The inspectors of elections will be Elizabeth Lewis and Doreen Riales.

19.	Who will bear the cost of soliciting votes for the annual meeting?

GateHouse Media is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

20.	Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Stock Ownership Information

21.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most GateHouse Media stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a ‘‘legal proxy’’ from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

22.	What if I have questions for GateHouse Media’s transfer agent?

Please contact GateHouse Media’s transfer agent, at the phone number listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company: (800) 937-5449

Annual Meeting Information

23.	How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a GateHouse Media stockholder as of the close of business on March 24, 2008 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 24, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

24.	How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of shares of GateHouse Media common stock entitled to vote must be present in person or represented by proxy in order to conduct business and vote on matters raised at the meeting. Both abstentions and broker non-votes described previously in Question 16 are counted for the purposes of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

25.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in GateHouse Media’s proxy statement for next year’s annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 17, 2008. Such proposals also must comply with Rule 14a-8 promulgated by the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
GateHouse Media, Inc.
350 WillowBrook Office Park
Fairport, New York 14450

For a stockholder proposal that is not intended to be included in GateHouse Media’s proxy statement under Rule 14a-8, the stockholder must provide the information required by GateHouse

Media’s Amended and Restated Bylaws and give timely notice to the Corporate Secretary in accordance with GateHouse Media’s Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on January 22, 2009; and

•	Not later than the close of business on February 23, 2009.

If the date of the stockholder meeting is moved to a date more than 25 days before or after the anniversary of the GateHouse Media annual meeting for the prior year, then notice of a stockholder proposal that is intended to be included in GateHouse Media’s proxy statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; or

•	10 days after public announcement of the meeting date.

26.	How may I recommend or nominate, individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in response to Question 25 above.

In addition, GateHouse Media’s Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by GateHouse Media’s Amended and Restated Bylaws and a statement by the nominee consenting to being named as a nominee and consenting to serve as a director if elected.

27.	What is the deadline to nominate individuals to serve as directors?

To nominate an individual for election at next year’s annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with GateHouse Media’s Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on January 22, 2009 and the close of business on February 23, 2009, unless the annual meeting is moved to a date more than 25 days before or after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 25.

28.	How may I obtain a copy of GateHouse Media’s Amended and Restated Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Amended and Restated Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. GateHouse Media’s Amended and Restated Bylaws also are available on our website at www.gatehousemedia.com.

Further Questions

29.	Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Mark Maring:

(585) 598-6874

If you need additional copies of this proxy statement or voting materials, please contact Mark Maring as described above or send an e-mail to investorrelations@gatehousemedia.com.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

GateHouse Media is committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. To that end, we have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including a separate Code of Ethics for our Chief Executive Officer and senior financial officers. In addition, we have adopted Corporate Governance Guidelines, which, in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Board committee charters, form the framework for our corporate governance. All of our corporate governance materials, including board committee charters, are available on our website at www.gatehousemedia.com. These materials also are available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters as warranted.

Board and Board Committee Independence

Our Corporate Governance Guidelines require that a majority of our Board will consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with GateHouse Media (either directly or as a partner, stockholder or officer of an organization that has a relationship with GateHouse Media). The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange. The Board has determined that five out of our seven current directors are independent, including one of the two director nominees standing for election.

According to our Corporate Governance Guidelines, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees must be independent directors. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GateHouse Media or any of its subsidiaries other than their directors’ compensation.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has seven directors and the following three standing committees: (1) Audit, (2) Compensation and (3) Nominating and Corporate Governance. The committee membership and function of each of these standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on our website at www.gatehousemedia.com. Except for Mr. Edens, our Chairman of the Board, all of our current directors (including the two nominees for election as Class II directors at this year’s annual meeting of stockholders, Messrs. Osborne and Reed) joined our Board on October 24, 2006 in connection with the commencement of our initial public offering and the initial listing of our common stock on the New York Stock Exchange. During fiscal year 2007, our Board held eight meetings. Each director attended at least 75% of the Board meetings and committee meetings on which he served (except for Martin Bandier). During fiscal year 2007, our Board also took corporate action by written consents without a meeting. Each director is expected to attend, absent unusual circumstances, all annual and special meetings of stockholders.

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Wesley R. Edens – Chairman of the Board
Michael E. Reed
Martin Bandier		Member	Member
Richard L. Friedman			Member
Burl Osborne	Member		Chair
Howard Rubin	Member	Chair
Kevin M. Sheehan	Chair	Member

Audit Committee   —   The Audit Committee was established under a written charter adopted in
October 2006 and which became effective as of the time GateHouse Media was first listed on the

New York Stock Exchange. Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In particular, our Audit Committee (i) assists the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a forum for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that SEC rules require be included in our annual proxy statement. The Audit Committee met nine times during fiscal year 2007, in addition to acting by written consent without a meeting. The members of our Audit Committee are Messrs. Sheehan, Osborne and Rubin. Mr. Sheehan is our Audit Committee chair and our Audit Committee financial expert under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Each member of our Audit Committee is ‘‘independent’’ as defined under the Exchange Act and New York Stock Exchange rules.

Compensation Committee   —   The Compensation Committee was established under a written charter adopted in October 2006 and which became effective as of the time GateHouse Media was first listed on the New York Stock Exchange. Our Compensation Committee reviews and recommends policy relating to the compensation and benefits of our officers and employees, including reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other senior officers. This Committee then evaluates performance of these officers in light of those goals and objectives and recommends compensation of these officers based on such evaluations. The Compensation Committee also reviews the Compensation Discussion and Analysis (‘‘CD&A’’) for inclusion in our proxy statement. The Compensation Committee also produces a report on executive officer compensation as required by the SEC to be included in our annual proxy statement. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including the Compensation Committee’s compliance with its own charter. The Compensation Committee met twice during fiscal year 2007, in addition to acting by written consent without a meeting. The members of our Compensation Committee are Messrs. Rubin, Bandier and Sheehan, each of whom is ‘‘independent’’ as defined by the New York Stock Exchange. Mr. Rubin is our Compensation Committee chair.

Nominating and Corporate Governance Committee   —   The members of our Nominating and Corporate Governance Committee are Messrs. Osborne, Bandier and Friedman, each of whom is ‘‘independent’’ as defined by the New York Stock Exchange. The primary function of the Nominating and Corporate Governance Committee, established under a written charter adopted in October 2006 and effective as of the time GateHouse Media was first listed on the New York Stock Exchange, is to oversee and assist our Board in identifying, reviewing and recommending nominees for election as directors; advise our Board with respect to Board composition, procedures and committees; recommend directors to serve on each committee; oversee the evaluation of our Board and our management; and develop, review and recommend corporate governance guidelines. The Nominating and Corporate Governance Committee met once during 2007. Mr. Osborne is our Nominating and Corporate Governance Committee chair.

Compensation Committee Interlocks and Insider Participation

Messrs. Rubin, Bandier and Sheehan served on the Compensation Committee during 2007. No member of the Compensation Committee is now, or was during 2007 or at any time prior thereto, an officer or employee of GateHouse Media. No member of the Compensation Committee had any relationship with GateHouse Media during 2007 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Compensation Committee.

Director Nominees

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations of candidates for membership on the Board according to the procedures described below under ‘‘Identifying and Evaluating Candidates for Directors.’’ In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under ‘‘Director Qualifications.’’ Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must be in writing, include the candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
GateHouse Media, Inc.
350 WillowBrook Office Park
Fairport, New York 14450
Fax: (585) 248-9562

Stockholder Nominations

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at any annual stockholder meeting. For a description of the process for nominating directors at the annual meeting, see ‘‘Questions and Answers – Stockholder Proposals, Director Nominations and Related Bylaw Provisions – Question 26. How may I recommend or nominate individuals to serve as directors?’’ on page 7 of this proxy statement.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on our Board. At a minimum, the Nominating and Corporate
Governance Committee shall consider (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of GateHouse Media and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with GateHouse Media and independence from management and GateHouse Media. The Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds, experience, gender and race. Each candidate should be committed to enhancing stockholder value and should have sufficient time to carry out the required duties and to provide insight and practical wisdom based on experience. A candidate’s service on other boards of public companies should be limited to a number that permits the candidate to perform responsibly all director duties. Each director must represent the interest of all our stockholders.

Identifying and Evaluating Candidates for Directors

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee may consider several potential candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons.

Identified candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in our proxy statement. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Executive Sessions

The independent directors meet at least once each year in regularly scheduled executive sessions. Additional executive sessions may be scheduled by independent directors. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

Communications with Directors

The Board has adopted a process by which stockholders and other interested parties may communicate with the independent directors or the chairperson of any of the committees of the Board by regular mail. You may send communications by regular mail to the attention of the Chairperson, Audit Committee; Chairperson, Compensation Committee; or Chairperson, Nominating and Corporate Governance Committee; or to the independent directors as a group to the Independent Directors, each c/o Corporate Secretary, GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

GateHouse Media’s management will review all communications received to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors.

Policy on Transactions with Related Persons

The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Any transaction with GateHouse Media in which a director, executive officer or beneficial holder of more than 5% of the outstanding shares of common stock, or any immediate family member of the foregoing (each, a ‘‘related person’’) has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by GateHouse Media in its public filings. See the discussion on page 19 of this proxy statement under the heading ‘‘Related Person Transactions.’’

GateHouse Media’s Code of Business Conduct and Ethics applicable to employees, officers and directors discourages transactions where there is or could be an appearance of a conflict of interest. In addition, this Code requires specific approval by a designated member of management of transactions involving GateHouse Media and the employee, officer or director. GateHouse Media’s Amended and Restated Certificate of Incorporation also provides regulation, definition and guidance on related business activities, corporate opportunities and agreements with significant stockholders.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Each independent director is entitled to receive an annual retainer of $30,000, payable in two equal semi-annual installments. In addition, an annual fee of $5,000 is paid to the chairs of each of the Audit and Compensation Committees, which fee will also be paid in two equal semi-annual installments. Fees to independent directors may be paid by issuance of GateHouse Media common stock, based on the value of our common stock at the date of issuance, rather than in cash, unless the issuance would prevent such director from being determined to be independent. Such stock must be granted pursuant to a stockholder-approved plan or be otherwise exempt from any applicable New York Stock Exchange listing requirement. All members of our Board are reimbursed for reasonable expenses and expenses incurred in attending Board meetings.

Messrs. Bandier, Friedman, Osborne, Rubin and Sheehan were each granted a number of restricted shares of common stock in October 2006 equal in value to $300,000 based on the fair market value of GateHouse Media shares on the date of grant. These restricted shares will become vested in three equal portions on the last day of each fiscal years 2007, 2008 and 2009, provided the director is still serving as of the applicable vesting date. The independent directors holding these shares of restricted stock (whether or not such shares are vested) will be entitled to any dividends that become payable on such shares during the restricted period so long as such directors continue to serve as directors as of the applicable record dates.

Except as otherwise provided by the plan administrator of the GateHouse Media, Inc. Omnibus Stock Incentive Plan (along with any agreements issued in connection therewith, collectively, the ‘‘Incentive Plan’’), on the first business day after our annual meeting of stockholders and each such annual meeting thereafter during the term of the Incentive Plan, each of the independent directors who is serving following such annual meeting will automatically be granted under the Incentive Plan a number of unrestricted shares of GateHouse Media common stock having a fair market value of $15,000 as of the date of grant; however, Messrs. Bandier, Friedman, Osborne, Rubin and Sheehan, all of whom were granted the restricted shares of common stock described above, will not be eligible to receive these automatic annual grants.

DIRECTOR COMPENSATION TABLE

The following table provides information about the compensation earned by our independent directors during 2007.

Name	Cash Retainer ($)	Equity Retainer(1) ($)	Committee Chair Fees	Total ($)
Martin Bandier	$30,000	$100,000		$130,000
Richard L. Friedman	30,000	100,000		130,000
Burl Osborne	30,000	100,000		130,000
Howard Rubin	30,000	100,000	$5,000	135,000
Kevin M. Sheehan	30,000	100,000	5,000	135,000

(1)	The grant date fair value of such awards, as estimated for financial reporting purposes, is $300,000. These restricted shares will become vested in three equal portions on December 31, 2007, December 31, 2008 and December 31, 2009, provided the director is still serving as of the applicable vesting date, and thus are subject to forfeiture.

ELECTION OF DIRECTORS

(Proposal 1)

There are two nominees for election to GateHouse Media’s Board this year. In accordance with the terms of GateHouse Media’s Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors (designated Class I, Class II and Class III) of the same or nearly the same number. At each annual meeting of stockholders, one class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of the Board will be elected each year.

Our Amended and Restated Certificate of Incorporation authorizes a Board consisting of at least three, but no more than seven, members, with the exact number of directors to be fixed from time to time by a resolution of the majority of the Board (or by a duly adopted amendment to the Certificate of Incorporation). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of management or a change in control.

If you sign your proxy or voting instruction card but do not give instruction with respect to voting for directors, your shares will be voted for the two persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Both of our nominees have indicated to us that they will be available to serve as directors. The Nominating and Corporate Governance Committee has approved the nominees. In the event that any nominee should become unavailable, however, the proxy holders, Mary Mastin and Monica Treviso, will vote for such other nominee or nominees as designated by the Board.

The Board recommends a vote FOR each of the following nominees:

Burl Osborne Director since October 2006 Age 70	Mr. Osborne formerly held several positions in the Belo Corporation: President, Publishing Division from 1995 to 2001; Director from 1987 to 2002; and Publisher of The Dallas Morning News Co., from 1986 to 2001 with which he became associated in 1980. In connection with The Associated Press, Mr. Osborne served as Chairman of the Board from 2002 to 2007 and Director from 1993-2007. Mr. Osborne also has served as Director and Past Chairman of Southern Newspaper Publishers Association, and a Director of Newspaper Association of America. Currently, he serves as Director of the Committee to Protect Journalists; and Director of J.C. Penney Company, Inc. since April 1, 2003. Mr. Osborne earned a Bachelor of Arts degree from Marshall University in Huntington, West Virginia and a Master of Business Administration degree from Long Island University. He also participated in the Advanced Management Program at the Harvard Business School.

Michael E. Reed Director since October 2006 Age 41	Mr. Reed became GateHouse Media’s Chief Executive Officer in February 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (‘‘CNHI’’) and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for

Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the board of directors for the Associated Press and he is also the Chairman of the Audit Committee for the Associated Press. He also serves on the board of directors for the Newspaper Association of America. Mr. Reed is currently a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and is a member of the Grady College Journalism School’s Board of Advisors.

The following directors are serving on the Board for a term that ends at the 2009 Annual Meeting:

Wesley R. Edens Chairman of the Board since June 2005 Age 46	Mr. Edens is the Chairman of GateHouse Media’s Board and has served in this capacity since June 2005. Mr. Edens is the Chairman of the board of directors and the Chief Executive Officer of Fortress Investment Group LLC (‘‘Fortress’’). Mr. Edens has been a principal and the Chairman of the Management Committee of FIG LLC (‘‘FIG’’) since co-founding FIG in May 1998. Mr. Edens is responsible for the Fortress private equity and publicly traded alternative investment businesses. He is also the Chairman of the board of directors of each of Aircastle Limited, Brookdale Senior Living Inc., Eurocastle Investment Limited, Mapeley Limited and Newcastle Investment Corp. and a director of GAGFAH S.A. Mr. Edens served as the Chief Executive Officer of Newcastle Investment Corp. since inception until February 2007. Mr. Edens was the Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and the Chairman of the board of directors from October 2002 to January 2007. Mr. Edens serves in various capacities in the following five registered investment companies: Chairman, Chief Executive Officer and Trustee of Fortress Registered Investment Trust and Fortress Investment Trust II; Chairman and Chief Executive Officer of Fortress Brookdale Investment Fund LLC and Fortress Pinnacle Investment Fund LLC and Chief Executive Officer of RIC Coinvestment Fund GP LLC. Prior to forming Fortress, Mr. Edens was a partner and managing director of B1ackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers. Mr. Edens received a B.S. in Finance from Oregon State University.

Howard Rubin Director since October 2006 Age 53	Mr. Rubin is a director and the head of the audit committee of Deerfield Triarc Capital Corp. and a director and head of the audit committee of Fortress Investment Group. In addition, he has served as a director of Global Signal Inc. from February 2004 through January 2007 and a director and head of the audit committee of Capstead Mortgage Corporation from April 2001 through April 2007. He has over twenty years of experience trading mortgage-backed securities. From 1987 to his retirement in 1999, Mr. Rubin was a Senior Managing Director at Bear Stearns, where he ran the Collateralized Mortgage Obligations desk. Mr. Rubin received a Masters of Business Administration from Harvard Business School and a B.S.E. in Chemical Engineering from Lafayette College. Prior to June 2003, Fortress Investment Group LLC held a one-third interest in Capstead Mortgage Corporation and Wesley R. Edens served as Capstead’s Chief Executive Officer. Fortress sold its interest in Capstead and Mr. Edens resigned from his post as Chief Executive Officer in June 2003.

Kevin Sheehan Director since October 2006 Age 54	Mr. Sheehan currently serves as executive vice president and chief financial officer of Norwegian Cruise Line. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and provided consulting services to Clayton Dubilier & Rice from 2005 until 2006. Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from March 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation. From August 1999 to February 2001, Mr. Sheehan was President-Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a Director of that company from June 1999 until February 2001. From August 2005 to January 2008, Mr. Sheehan was on the faculty of Adelphi University, serving as a Distinguished Visiting Professor – Accounting, Finance and Economics.

The following directors are serving on the Board for a term that ends at the 2010 Annual Meeting:

Martin Bandier Director since October 2006 Age 66	Mr. Bandier is currently the Chairman and Chief Executive Officer of Sony/ATV Music Publishing LLC. Previously, Mr. Bandier had served as the Chairman and Chief Executive Officer of EMI Music Publishing since 1991. Mr. Bandier co-founded SBK Entertainment World in 1984 which sold its music publishing interests to EMI Music Publishing in 1989. In 1975, Mr. Bandier co-founded The Entertainment Company. Mr. Bandier is a member of the boards of the United Jewish Appeal, City of Hope, BMI Foundation Inc. and the Songwriter’s Hall of Fame, and he serves as a trustee of the TJ Martell Foundation and Syracuse University. He is a director of The National Music Publishers Association and the Rock and Roll Hall of Fame, and is president of the International Music Publishers Association.

Richard L. Friedman Director since October 2006 Age 67	Mr. Friedman is the President and Chief Executive Officer of Carpenter & Company, Inc. of Cambridge, MA, a real estate ownership, development and management firm which operates nationally. Mr. Friedman founded Carpenter & Company, Inc. in 1968. Mr. Friedman has had substantial involvement with numerous business, civic and charitable entities including serving as a director (or member) of: The Steppingstone Foundation, Mt. Auburn Foundation, PNC Bank New England, Johnny Rockets, Inc., The Bridge Fund, and The Dartmouth College Real Estate Advisory Committee. Mr. Friedman received a B.A from Dartmouth College. Mr. Friedman was appointed by President William J. Clinton as Chairman of the National Capital Planning Commission and continues to work with its Interagency Security Task Force.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock on March 24, 2008 by (i) each of our directors and named executive officers, (ii) each person or group known to us holding more than 5% of our common stock, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the securities listed. The information provided in the table is based on GateHouse Media’s records, information filed with the SEC and information provided to GateHouse Media, except where otherwise noted.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(2)	Percent of Class
Executive Officers and Directors(1)
Michael E. Reed	407,087	*
Scott T. Champion	232,387	*
Mark R. Thompson	50,081	*
Polly G. Sack	46,888	*
Wesley R. Edens(3)	25,128,751	43.3%
Martin Bandier	41,667	*
Richard L. Friedman	46,667	*
Burl Osborne	28,667	*
Howard Rubin	166,667	*
Kevin M. Sheehan	53,667	*
All directors and executive officers as a group
(13 persons)	26,475,248	45.6%
5% Stockholders
Fortress Investment Holdings LLC(3)(4)	24,309,811	41.9%
Abrams Capital Partners II, L.P.(5)(6)	2,964,800	5.1%
Abrams Capital, LLC(5)(6)	3,760,600	6.5%
Pamet Capital Management, LP(5)(6)	3,760,600	6.5%
Pamet Capital Management, LLC(5)(6)	3,760,600	6.5%
David Abrams(5)(6)	3,760,600	6.5%
Prudential Financial, Inc.(7)(8)	3,282,000	5.7%
Jennison Associates LLC(9)	3,280,100	5.6%
East Peak Partners, L.P.(10)(11)	6,462,100	11.1%
JGE Capital Management, LLC(10)(11)	6,466,600	11.1%
Jeffrey G. Edwards(10)(11)	6,590,790	11.3%

*	Less than one percent
(1)	The address of each officer or director listed in the table above is: c/o GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.
(2)	Consists of shares held, including shares of restricted stock subject to vesting.
(3)	Includes: 24,309,811 shares held by certain affiliates of Fortress Investment Group LLC (‘‘FIG’’). FIF III Liberty Holdings LLC (‘‘FIF Liberty Holdings’’) directly owns 22,050,000 of such shares. The members of FIF Liberty Holdings are Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) LP, Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) LP (collectively, the ‘‘Fund III Funds’’). Fortress Fund III GP LLC is the general partner of each of the Fund III Funds and its sole member is Fortress Investment Fund GP (Holdings) LLC. The sole member of Fortress Investment Fund GP (Holdings) LLC is Fortress

Operating Entity II LP (‘‘FOE II’’). Fortress Partners Fund LP (‘‘FPF’’), Drawbridge Global Macro Master Fund Ltd. (‘‘Macro Master’’), Drawbridge DSO Securities LLC (‘‘DSO’’) and Drawbridge OSO Securities LLC (‘‘OSO’’) directly own 503,528, 1,334,011, 225,000 and 25,000 shares, respectively. DSO is wholly owned by Drawbridge Special Opportunities Fund LP (‘‘DBSO LP’’) and OSO is wholly owned by Drawbridge Special Opportunities Fund Ltd. (‘‘DBSO Ltd.’’). Drawbridge Special Opportunities Advisors LLC is the investment advisor of each of DBSO LP and DBSO Ltd. (collectively, the ‘‘DBSO Funds’’). Fortress Partners Advisors LLC is the investment advisor of FPF. Drawbridge Global Macro Advisors LLC is the investment advisor of Macro Master. Fortress Operating Entity I LP (‘‘FOE I’’) wholly owns the investment advisors of each of FPF, Macro Master and the DBSO Funds. FIG Corp. is the general partner of both FOE I and FOE II. FIG Corp. is wholly owned by FIG. Mr. Edens may be deemed to beneficially own the shares listed as beneficially owned by FIG. Mr. Edens disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein and the inclusion of the shares herein shall not be deemed an admission of beneficial ownership of the reported shares for purposes of this Section 16 or otherwise. Similarly, each of the affiliates of FIG listed above disclaims beneficial ownership of all reported shares except to the extent of its pecuniary interest therein and the inclusion of the shares in this report shall not be deemed an admission of beneficial ownership of the reported shares for purposes of Section 16 or otherwise.
(4)	The address of Fortress Investment Holdings LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(5)	Shares reported herein for Abrams Capital Partners II, L.P. (‘‘ACP II’’) represent shares beneficially owned by ACP II. Shares reported herein for Abrams Capital, LLC and Pamet Capital Management, L.P. (‘‘Pamet LP’’) represent the above-referenced shares beneficially owned by ACP II and shares beneficially owned by other private investment funds of which Abrams Capital, LLC is the general partner and Pamet LP is the investment manager. Pamet Capital Management, LLC is the general manager of Pamet LP. Mr. David Abrams is the managing member of Abrams Capital, LLC and Pamet LLC. Each of the foregoing persons has disclaimed beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.
(6)	The address of Abrams Capital Partners II, L.P., Abrams Capital, LLC, Pamet Capital Management, LLC, David Abrams and Pamet Capital Management, L.P. is c/o Pamet Capital Management, L.P., 222 Berkeley Street, 22nd Floor, Boston, Massachusetts 02116.
(7)	Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by the registered investment advisers and broker dealers of which it is the direct or indirect parent and may have direct or indirect voting and/or investment discretion over 3,282,000 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.
(8)	The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777.

(9)	The address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017.
(10)	The aggregate number of shares that East Peak owns beneficially is 6,462,100 shares. East Peak, JGE and Mr. Edwards share the power to vote or to direct the vote and to dispose or to direct the disposition of such shares. Because of its position as the sole general partner of East Peak, JGE Capital may be deemed to be the beneficial owner of the 6,462,100 shares beneficially held by East Peak. In addition, JGE Capital manages certain individual accounts not associated with East Peak (the ‘‘Other Managed Accounts’’) holding an aggregate of 4,500 shares. Therefore, JGE Capital may be deemed to be the beneficial owner of an aggregate of 6,466,600 shares. East Peak, JGE and Mr. Edwards share the power to vote or to direct the vote and to dispose or to direct the disposition of the 6,462,100 shares held by East Peak. JGE and Mr. Edwards share the power to dispose or to direct the disposition of the 4,500 shares held in the Other Managed Accounts but do not have the power to vote or to direct the vote of such shares. Because of his position as the control person of JGE Capital, Mr. Edwards may be deemed to be the beneficial owner of the 6,466,600 shares beneficially owned by JGE Capital. In addition, Mr. Edwards manages certain accounts for himself, for members of his immediate family and other family members, and for the JGE Capital Management LLC 401(k) Trust (the ‘‘Edwards Managed Accounts’’) holding an aggregate of 124,190 shares. Therefore, Mr. Edwards may be deemed to be the beneficial owner of an aggregate of 6,590,790 shares. Mr. Edwards has the power to dispose or to direct the disposition of the 124,190 shares held in the Edwards Managed Accounts; he has the power to vote or to direct the vote of 100,000 shares held in the Edwards Managed Accounts but does not have the power to vote or to direct the vote of the remaining 24,190 shares.
(11)	The address of each of East Peak Partners, L.P., JGE Capital Management, LLC and Jeffrey G. Edwards is One Market, Spear St. Tower, Suite 3780, San Francisco, California 94105.

RELATED PERSON TRANSACTIONS

As of March 24, 2008, Fortress Investment Group LLC and certain of its affiliates, including certain funds managed by it or its affiliates (collectively, ‘‘Fortress’’), beneficially owned 41.9% of GateHouse Media’s outstanding common stock.

In addition, GateHouse Media’s Chairman, Wesley Edens, is the Chairman of the Management Committee of Fortress. GateHouse Media does not pay Mr. Edens a salary or any other form of compensation.

Indebtedness

2006 Credit Facility

On June 6, 2006, GateHouse Media Operating, Inc. (‘‘Operating’’), an indirectly wholly owned subsidiary of GateHouse Media, GateHouse Media Holdco, Inc. (‘‘Holdco’’), a wholly owned subsidiary of GateHouse Media, and certain of their subsidiaries entered into a first lien credit agreement, as amended on June 21, 2006 and October 11, 2006, with a syndicate of financial institutions with Wachovia Bank, National Association as administrative agent. The first lien credit facility provided for a $570.0 million term loan facility and a revolving credit facility with a $40.0 million aggregate loan commitment amount available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility.

In October 2006, GateHouse Media used a portion of the net proceeds from its initial public offering to pay down $12.0 million of the first lien credit facility, and to repay in full the outstanding balance of $21.3 million under the $40.0 million revolving credit facility.

An aggregate of $87 million of the first lien term loans and $37 million of the second lien term loans under the 2006 Credit Facility were purchased in the secondary market in arms’-length transactions by the following affiliates of Fortress: (i) DBSO Corporates Ltd., Fortress Credit Investments I Ltd. and Fortress Credit Investments II Ltd., which are subsidiaries of Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund Ltd., and (ii) Newcastle CDO VIII 1, Limited, which is a subsidiary of Newcastle Investment Corp. DBSO Corporates Ltd. received a portion of the net proceeds of the initial public offering as a result of the repayment in full of the second lien term loan facility and the partial repayment of the first lien term loan facility included in the 2006 Credit Facility.

The 2006 Credit Facility was amended and restated on February 27, 2007. This amended and restated credit facility is referred to as the 2007 Credit Facility.

2007 Credit Facility

Holdco, Operating and certain of their subsidiaries are parties to an Amended and Restated Credit Agreement, dated as of February 27, 2007, with a syndicate of financial institutions with Wachovia Bank, National Association as administrative agent.

The 2007 Credit Facility provides for a (i) $670.0 million term loan facility that matures on August 28, 2014, (ii) a delayed draw term loan facility of up to $250.0 million that matures on

August 28, 2014, and (iii) a revolving loan facility with a $40.0 million aggregate loan commitment amount available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility, that matures on February 28, 2014. The borrowers used the proceeds of the 2007 Credit Facility to refinance existing indebtedness and for working capital and other general corporate purposes, including, without limitation, financing acquisitions permitted under the 2007 Credit Facility. The 2007 Credit Facility is secured by a first priority security interest in (i) all present and future capital stock or other membership, equity, ownership or profits interest of Operating and all of its direct and indirect domestic restricted subsidiaries, (ii) 65% of the voting stock (and 100% of the nonvoting stock) of all present and future first-tier foreign subsidiaries and (iii) substantially all of the tangible and intangible assets of Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries. In addition, the loans and other obligations of the borrowers under the 2007 Credit Facility are guaranteed, subject to specified limitations, by Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries.

As of December 31, 2007, (i) $670.0 million was outstanding under the term loan facility, (ii) $250.0 million was outstanding under the delayed draw term loan facility and (iii) $11.0 million was outstanding under the revolving credit facility (without giving effect to $5.2 million of outstanding but undrawn letters of credit on such date). Borrowings under the 2007 Credit Facility bear interest, at the borrower’s option, equal to the LIBOR Rate for a LIBOR Rate Loan (as defined in the 2007 Credit Facility), or the Alternate Base Rate for an Alternate Base Rate Loan (as defined in the 2007 Credit Facility), plus an applicable margin. The applicable margin for LIBOR Rate term loans and Alternate Base Rate term loans, as amended by the First Amendment, is 2.00% and 1.00%, respectively. The applicable margin for revolving loans is adjusted quarterly based upon Holdco’s Total Leverage Ratio (as defined in the 2007 Credit Facility) (i.e., the ratio of Holdco’s Consolidated Indebtedness (as defined in the 2007 Credit Facility) on the last day of the preceding quarter to Consolidated EBITDA (as defined in the 2007 Credit Facility) for the four fiscal quarters ending on the date of determination). The applicable margin ranges from 1.50% to 2.00%, in the case of LIBOR Rate Loans and, 0.50% to 1.00% in the case of Alternate Base Rate Loans. Under the revolving loan facility, GateHouse Media will also pay a quarterly commitment fee on the unused portion of the revolving loan facility ranging from 0.25% to 0.5% based on the same ratio of Consolidated Indebtedness to Consolidated EBITDA and a quarterly fee equal to the applicable margin for LIBOR Rate Loans on the aggregate amount of outstanding letters of credit. In addition, GateHouse Media will be required to pay a ticking fee at the rate of 0.50% of the aggregate unfunded amount available to be borrowed under the delayed draw term facility.

No principal payments are due on the term loan facilities or the revolving credit facility until the applicable maturity date. The borrowers are required to prepay borrowings under the term loan facilities in an amount equal to 50.0% of Holdco’s Excess Cash Flow (as defined in the 2007 Credit Facility) earned during the previous fiscal year, except that no prepayments are required if the Total Leverage Ratio (as defined in the 2007 Credit Facility) is less than or equal to 6.0 to 1.0 at the end of such fiscal year. In addition, the borrowers are required to prepay borrowings under the term loan facilities with asset disposition proceeds in excess of specified amounts to the extent necessary to cause Holdco’s Total Leverage Ratio to be less than or equal to 6.25 to 1.00, and with cash insurance proceeds and condemnation or expropriation awards, in excess of specified amounts, subject, in each case, to reinvestment rights. The borrowers are required to prepay borrowings under the term loan facilities with the net proceeds of equity issuances by GateHouse Media in an amount equal to the lesser of (i) the amount by which 50.0% of the net cash proceeds exceeds the amount (if any) required to repay any credit facilities of GateHouse Media or (ii) the amount of proceeds required to reduce Holdco’s Total Leverage Ratio to 6.0 to 1.0. The borrowers are also required to prepay borrowings under the term loan facilities with 100% of the proceeds of debt issuances (with specified exceptions) except that no prepayment is required if Holdco’s Total Leverage Ratio is less than 6.0 to 1.0. If the term loan facilities have been paid in full, mandatory prepayments are applied to the repayment of borrowings under the swingline facility and revolving credit facilities and the cash collateralization of letters of credit.

The 2007 Credit Facility contains a financial covenant that requires Holdco to maintain a Total Leverage Ratio of less than or equal to 6.5 to 1.0 at any time an extension of credit is outstanding under the revolving credit facility. The 2007 Credit Facility contains affirmative and negative covenants applicable to Holdco, Operating and their restricted subsidiaries customarily found in loan agreements for similar transactions, including restrictions on their ability to incur indebtedness (which GateHouse Media is generally permitted to incur so long as it satisfies an incurrence test that requires it to maintain a pro forma Total Leverage Ratio of less than 6.5 to 1.0), create liens on assets; engage in certain lines of business; engage in mergers or consolidations, dispose of assets, make investments or acquisitions; engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments (except that Holdco is permitted to (i) make restricted payments (including quarterly dividends) so long as, after giving effect to any such restricted payment, Holdco and its subsidiaries have a Fixed Charge Coverage Ratio (as defined in the 2007 Credit Facility) equal to or greater than 1.0 to 1.0 and would be able to incur an additional $1.00 of debt under the incurrence test referred to above and (ii) make restricted payments of proceeds of asset dispositions to GateHouse Media to the extent such proceeds are not required to prepay loans under the 2007 Credit Facility and/or cash collateralize letter of credit obligations and such proceeds are used to prepay borrowings under acquisition credit facilities of GateHouse Media). The 2007 Credit Facility also permits the borrowers, in certain limited circumstances, to designate subsidiaries as ‘‘unrestricted subsidiaries’’ which are not subject to the covenant restrictions in the 2007 Credit Facility. The 2007 Credit Facility contains customary events of default, including defaults based on a failure to pay principal, reimbursement obligations, interest, fees or other obligations, subject to specified grace periods; a material inaccuracy of representations and warranties; breach of covenants; failure to pay other indebtedness and cross-accelerations; a Change of Control (as defined in the 2007 Credit Facility); events of bankruptcy and insolvency; material judgments; failure to meet certain requirements with respect to ERISA; and impairment of collateral.

Subject to the satisfaction of certain conditions and the willingness of lenders to extend additional credit, the 2007 Credit Facility provides that the borrowers may increase the amounts available under the revolving facility and/or the term loan facilities.

As of December 31, 2007, affiliates of Fortress own $126.0 million of the loans under the 2007 Credit Facility.

First Amendment to 2007 Credit Facility

On May 7, 2007, GateHouse Media entered into the First Amendment to amend the 2007 Credit Facility. The First Amendment provided an incremental term loan facility under the 2007 Credit Facility in the amount of $275.0 million. As amended by the First Amendment, the 2007 Credit Facility includes $1.195 billion of term loan facilities and $40.0 million of a revolving credit facility. The incremental term loan facility amortizes at the same rate and matures on the same date as the existing term loan facilities under the 2007 Credit Facility. Interest on the incremental term loan facility accrues at a rate per annum equal to, at the option of the borrower, (a) adjusted LIBOR plus a margin equal to (i) 2.00%, if the corporate family ratings and corporate credit ratings of Operating by Moody’s Investors Service Inc. and Standard & Poor’s Rating Services, are at least B1, and B+, respectively, in each case with stable outlook or (ii) 2.25%, otherwise, or (b) the greater of the prime rate set by Wachovia Bank, National Association, or the federal funds effective rate plus 0.50%, plus a margin 1.00% lower than that applicable to adjusted LIBOR-based loans. Any voluntary or mandatory repayment of the First Amendment term loans made with the proceeds of a new term loan entered into for the primary purpose of benefiting from a margin that is less than the margin applicable as a result of the First Amendment will be subject to a 1.00% prepayment premium. The First Amendment term loans are subject to a ‘‘most favored nation’’ interest provision that grants the First Amendment term loans an interest rate margin that is 0.25% less than the highest margin of any future term loan borrowings under the 2007 Credit Facility.

As previously noted, the First Amendment also modified the interest rates applicable to the term loans under the 2007 Credit Facility. Term loans thereunder accrue interest at a rate per annum equal to, at the option of the Borrower, (a) adjusted LIBOR plus a margin equal to 2.00% or (b) the greater of the prime rate set by Wachovia Bank, National Association, or the federal funds effective rate plus 0.50%, plus a margin equal to 1.00%. The terms of the previously outstanding borrowings were also modified to include a 1.00% prepayment premium corresponding to the prepayment premium applicable to the First Amendment term loans and a corresponding ‘‘most favored nation’’ interest provision.

For fiscal 2007, GateHouse Media paid $59.9 million in interest under the 2007 Credit Facility.

2008 Bridge Facility

On February 15, 2008, GateHouse Media Intermediate Holdco, Inc., a subsidiary of GateHouse Media Holdco II, Inc. (‘‘Holdco II’’) and GateHouse Media (collectively, the ‘‘Borrower’’) entered into a Bridge Credit Agreement (the ‘‘Bridge Agreement’’) with Barclays Capital, as syndication agent, sole arranger and book runner (‘‘Barclays’’). An aggregate of $10.3 million of the Bridge Agreement loans were purchased from Barclays by Fortress Credit Opportunities I LP (‘‘Fortress Credit Opportunities’’), an affiliate of Fortress.

The Bridge Agreement provides for a $20.6 million term loan facility that matures on May 15, 2008, subject to extensions through August 15, 2009 (the ‘‘Bridge Loan’’). The Borrower used the proceeds of the loan facility to (a) partly finance the acquisition (the ‘‘Acquisition’’) of certain assets of The Dover Post Co. and certain of its affiliates and (b) pay fees and expenses incurred in connection with the Acquisition and the Bridge Loan. The Bridge Agreement is secured by a first priority security interest in all present and future capital stock of Holdco owned by Holdco II and all proceeds thereof.

As of March 31, 2008, $20.6 million was outstanding under the Bridge Loan. Borrowings under the Bridge Agreement bear interest at a floating rate equal to the LIBOR Rate (as defined in the Bridge Agreement), plus an applicable margin. During the first three months of the facility, until May 15, 2008 (the ‘‘First Pricing Step-Up Date’’), the applicable margin is 8.00%. After the First Pricing Step-Up Date and until the nine month anniversary of the First Pricing Step-Up Date (February 15, 2009, the ‘‘Second Pricing Step-Up Date’’), the applicable margin is 10.00%. After the Second Pricing Step-Up Date and until the maturity date, the applicable margin is 12.00%.

No principal payments are due on the Bridge Loan until the maturity date. The Borrower is required to prepay borrowings under the Bridge Agreement with (a) 100% of the net cash proceeds from the issuance or incurrence of debt by Holdco II and its restricted subsidiaries, (b) 100% of the net cash proceeds from any issuances of equity by Holdco II or any of its restricted subsidiaries and (c) 100% of the net cash proceeds of asset sales and dispositions by Holdco II and its subsidiaries, except, in the case of each of clause (a), (b) and (c), to the extent such required prepayment would contravene any provision of, or cause a violation of or default under, the 2007 Credit Facility, in which case such mandatory prepayment shall not be required. The Borrower may voluntarily prepay the Bridge Loan at any time and intends to repay the Bridge Loan in full during the second quarter of 2008.

The Bridge Agreement contains affirmative and negative covenants applicable to Holdco II and, in limited circumstances, GateHouse Media and Holdco II’s restricted subsidiaries, customarily found in loan agreements for similar transactions, including restrictions on their ability to incur indebtedness, create liens on assets, engage in certain lines of business; engage in mergers or consolidations, dispose of assets, make investments or acquisitions; engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments (except that GateHouse Media is permitted to make restricted payments during the first 12 months of the Bridge Agreement (including quarterly dividends) so long as, after giving effect to any such restricted payment, the Borrower would not be in default under the Bridge Agreement). The Bridge Agreement contains customary events of default, including defaults based on a failure to pay principal, reimbursement obligations, interest, fees or other obligations, subject to specified grace periods; a material inaccuracy of representations and warranties; breach of covenants; failure to pay other indebtedness and cross-accelerations; a Change of Control (as defined in the Bridge Agreement); events of bankruptcy or insolvency; material judgments; failure to meet certain requirements with respect to ERISA; and impairment of collateral. Certain of the foregoing covenants are only applicable to the extent they do not contravene any provision of or cause a violation of or default under the 2007 Credit Facility.

In connection with the Bridge Agreement, Holdco II entered into a Pledge Agreement in favor of Barclays, pursuant to which Holdco II pledges certain assets for the benefit of the secured parties as collateral security for the payment and performance of its obligations under the Bridge Agreement. The pledged assets include, among other things (i) all present and future capital stock or other membership, equity, ownership or profits interest of GateHouse Media in all of its direct domestic restricted subsidiaries and (ii) 65% of the voting stock (and 100% of the nonvoting stock) of all of the present and future first-tier foreign subsidiaries.

As of March 31, 2008, Fortress Credit Opportunities owns $10.3 million of the loans comprising the Bridge Loan.

Investor Rights Agreement

On October 24, 2006, GateHouse Media entered into an Investor Rights Agreement with FIF III Liberty Holdings LLC, an affiliate of Fortress (‘‘FIF III’’). The Investor Rights Agreement provides FIF III with certain rights with respect to the nomination of directors to GateHouse Media’s Board as well as registration rights for securities it owns.

The Investor Rights Agreement requires GateHouse Media to take all necessary or desirable action within its control to elect to its Board so long as FIF III and its permitted transferees beneficially own (i) more than 50% of the voting power, four directors nominated by FIG Advisors LLC, an affiliate of Fortress (‘‘FIG Advisors’’), or such other party designated by Fortress; (ii) between 25% and 50% of the voting power, three directors nominated by FIG Advisors; (iii) between 10% and 25% of the voting power, two directors nominated by FIG Advisors; and (iv) between 5% and 10% of the voting power, one director nominated by FIG Advisors. In the event that any designee of FIG Advisors shall for any reason cease to serve as a member of the Board during his term of office, FIG Advisors will be entitled to nominate an individual to fill the resulting vacancy on the Board.

Pursuant to the Investor Rights Agreement, GateHouse Media grants Fortress, for so long as it beneficially owns at least 5% of its issued and outstanding common stock, ‘‘demand’’ registration rights. Fortress is entitled to an aggregate of four demand registrations. GateHouse Media is not required to maintain the effectiveness of the registration statement for more than 60 days. Gatehouse Media is also not required to effect any demand registration within six months of a ‘‘firm commitment’’ underwritten offering to which the requestor held ‘‘piggyback’’ rights and which included at least 50% of the securities requested by the requestor to be included. GateHouse Media is not obligated to grant a request for a demand registration within four months of any other demand registration and may refuse a request for demand registration if, in its reasonable judgment, it is not feasible to proceed with the registration because of the unavailability of audited financial statements.

For as long as Fortress beneficially owns an amount of at least equal to 1% of GateHouse Media’s issued and outstanding common stock, Fortress also has ‘‘piggyback’’ registration rights that allow Fortress to include the shares of common stock that Fortress owns in any public offering of equity securities initiated by GateHouse Media (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of GateHouse Media’s other stockholders that may have registration rights in the future. The ‘‘piggyback’’ registration rights of Fortress are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

GateHouse Media grants Fortress, for as long as Fortress beneficially owns at least 5% or more of GateHouse Media’s common stock, the right to request shelf registrations on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on GateHouse Media’s efforts to keep the shelf registration statement continuously effective and GateHouse Media’s right to suspend the use of a shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if it determines that certain disclosures required by the shelf registration statement would be detrimental to it or its stockholders.

GateHouse Media agrees to indemnify Fortress against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which Fortress sells shares of GateHouse Media’s common stock, unless such liability arose from Fortress’ misstatement or omission, and Fortress has agreed to indemnify GateHouse Media against all losses caused by its misstatements or omissions. GateHouse Media will pay all expenses incident to registration and Fortress will pay its respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of its shares under such a registration statement.

Other Investment Activities of the Principal Shareholder

The Fortress shareholders and their affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from and may from time to time conflict with ours. Fortress and certain of its affiliates are, or sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with GateHouse Media and that may, therefore, compete with us for investment opportunities.

EXECUTIVE OFFICERS

Michael E. Reed (41) became our Chief Executive Officer in February 2006 and became a director in October 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (‘‘CNHI’’) and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the board of directors for the Associated Press and he is also the Chairman of the Audit Committee for the Associated Press. He also serves on the board of directors for the Newspaper Association of America. Mr. Reed is currently a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and is a member of the Grady College Journalism School’s Board of Advisors.

Mark R. Thompson (46) became our Chief Financial Officer in May 2006. He was formerly Chief Financial Officer of eToys Direct, Inc., an internet retailer and distributor of toys and gifts, from 2005 to 2006. From 1999 to 2005, Mr. Thompson served as Vice President and Senior Vice President – Finance and IT with Crown Media Holdings, Inc., a public cable programming company with more than 100 million customers. Prior to that, Mr. Thompson was the Controller of Hallmark Cards North America from 1995 to 1999. From 1992 to 1995, Mr. Thompson served as the Corporate Controller of Crown Cable, a cable multiple system operator. From 1990 to 1992, Mr. Thompson served in various positions at Hallmark Cards. Inc. in corporate financial reporting and internal audit. From 1986 to 1990, Mr. Thompson was a CPA with the accounting firm KPMG. Mr. Thompson holds master’s and bachelor’s degrees in accounting. Mr. Thompson serves on the board of the Inland Press Foundation.

Scott T. Champion (48) is our President and Chief Operating Officer. He served as Regional Executive Vice President from 1999 until he was named our Co-President and Co-Chief Operating Officer in June 2005. He was also a director from January 2000 until June 2005. In 1998, he served as our Senior Vice President. Prior to 1998, he served as Senior Vice President, regional manager and district manager of American Publishing Company (‘‘APC’’) and had been employed at APC since 1988. Prior to his employment at APC, Mr. Champion served as the publisher of a group of privately owned publications. Mr. Champion has more than 25 years of experience in the newspaper industry.

Gene A. Hall (56) is an Executive Vice President and has primary responsibility for our Northern Midwest Region. He was appointed our Senior Vice President in January 1998. Prior to his employment with us, he served as a Senior Vice President of APC from 1992 to 1998. Prior to 1992, he served as a regional manager and had been employed at APC since 1988. Prior to his employment at APC, Mr. Hall was the owner and publisher of the Charles City Press Six County Shopper and The Extra in Charles City, Iowa, which GateHouse Media currently owns. Mr. Hall has more than 36 years of experience in the newspaper industry.

Kelly M. Luvison (48) is an Executive Vice President and has primary responsibility for our Atlantic Region. Mr. Luvison served as a regional manager since January 1998, was appointed a Vice President in January 2000 and Executive Vice President in April 2002. Prior to January 1998, Mr. Luvison was a regional manager for APC. Since 1996, Mr. Luvison has been publisher of The Evening Tribune in Hornell, New York, a newspaper GateHouse Media currently owns, in addition to his duties as a regional manager and Executive Vice President.

Polly G. Sack (48) became our Vice President, Secretary and General Counsel in May 2006. She was formerly Senior Vice President and Director of Mergers and Acquisitions of IMG Worldwide, Inc. (‘‘IMG’’), a global sports, media and entertainment company, and had served in that capacity since 2001. Ms. Sack also served as IMG’s associate counsel and a vice president from 1992 to 2001. Prior to that, she worked in private practice for a major international law firm. Ms. Sack holds bachelor’s degrees in civil engineering and mathematics and a master’s degree in civil engineering, in addition to a law degree.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for those executive officers identified in the Summary Compensation Table (the ‘‘Named Executive Officers’’). GateHouse Media’s Compensation Committee was formed in October 2006 and is empowered to review and approve, or in some cases recommend for the approval of the full Board, the annual compensation and compensation procedures for the executive officers of GateHouse Media, including the Named Executive Officers.

Objectives of Our Compensation Program

The primary objective of GateHouse Media’s executive compensation program is to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Compensation Committee seeks to align the executives’ interests with those of our stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that GateHouse Media maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies. To that end, the Compensation Committee believes executive compensation packages provided by GateHouse Media to its executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. Based on the foregoing objectives, the Compensation Committee has structured GateHouse Media’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by GateHouse Media and reward the executives for achieving such goals.

GateHouse Media seeks to achieve these objectives through three key compensation elements:

•	a base salary;

•	a performance-based annual bonus (i.e., short-term incentives), which may be paid in cash, shares of stock or a combination of both; and

•	periodic grants of long-term, equity-based compensation (i.e., longer-term incentives), such as restricted stock units and/or restricted stock, which may be subject to performance based and/or time-based vesting requirements.

Executive Compensation Practices

GateHouse Media’s practices with respect to each of the three key compensation elements identified above, as well as other elements of compensation, are set forth below.

Base Salary

Executive officer base salaries are based on job responsibilities, the individual’s value to GateHouse Media and individual performance with respect to market competitiveness. The salaries of the Named Executive Officers named in the Summary Compensation Table are determined by employment agreements for those officers. The agreements are described under ‘‘Employment Agreements’’ below.

Annual Bonus Incentives for Named Executive Officers

Each of the Named Executive Officers has either an annual target or non-target bonus that is performance-linked and based upon the achievement of certain performance goals as agreed to by the Named Executive Officer and the Board. The bonus is payable in GateHouse Media’s common stock or cash or a combination thereof. Any bonus that is payable in common stock (a ‘‘Restricted Stock Bonus’’) vests over a specified period.

The annual bonus process for the Named Executive Officers involves four basic steps:

•	At the start of the fiscal year:

(1)	GateHouse Media-wide annual performance goals are established;

(2)	Individual performance measures are established; and

(3)	The Compensation Committee establishes a target bonus for certain Named Executive Officers.

•	After the end of the fiscal year:

(4)	The Compensation Committee measures actual performance (individual and GateHouse Media-wide) against the predetermined performance goals and measures to determine the appropriate adjustment to the target bonus (if applicable), as well as other performance considerations related to unforeseen events during the year.

These four steps are described in more detail below:

(1)    Setting GateHouse Media-wide performance goals.    Early in each fiscal year, the Compensation Committee working with senior management and the Board sets overall performance goals for GateHouse Media.

In determining the extent to which the pre-set performance goals are met for a given period, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

(2)    Setting individual performance measures.    As it sets GateHouse Media-wide performance goals, the Committee also sets individual performance measures for each Named Executive Officer. These measures allow the Committee to play a more proactive role in identifying performance objectives beyond purely financial measures, including, for example, exceptional performance of each individual’s functional responsibilities as well as leadership, creativity and innovation, collaboration, development and implementation of growth initiatives and other activities that are critical to driving long-term value for stockholders.

(3)    Setting a target bonus.    The Committee establishes a target bonus amount for that particular Named Executive Officer. The target bonus takes into account all factors that the Committee deems relevant, including the Committee’s assessment of the aggressiveness of the level of growth reflected in GateHouse Media’s annual operating plan.

(4)    Measuring performance.    After the end of the fiscal year, the Committee reviews GateHouse Media’s actual performance against each of the performance goals established at the outset of the year. The Committee makes an assessment of performance against the individual goals set at the outset of the year as well as the Named Executive Officer’s performance in relation to any extraordinary events or transactions. This assessment allows bonus decisions to take into account each

Named Executive Officer’s personal performance and contribution during the year. The amount of the bonus may be adjusted up or down depending on the level of performance against the individual goals. The Named Executive Officer’s employment agreement permits the Board to determine whether annual bonuses will be paid in a Restricted Stock Bonus or cash or a combination thereof.

Long-term Incentive Compensation

Purpose.    The long-term incentive program provides a periodic award (typically annual) that is performance-based. The objective of the program is to directly align compensation for Named Executive Officers over a multi-year period with the interests of stockholders of GateHouse Media by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to Named Executive Officers and the goals of the compensation program described above.

Restricted Share Grants

Each of the Named Executive Officers has entered into a management stockholder agreement (the ‘‘Management Stockholder Agreements’’) pursuant to which they were awarded restricted share grants. Under the Management Stockholder Agreements, the restricted share grants are subject to a five-year vesting schedule, with one-third of the shares vesting on each of the third, fourth and fifth anniversaries from the grant date. In addition Messrs. Reed, Champion and Cope also purchased additional restricted shares of GateHouse Media common stock which are also subject to the Management Stockholder Agreements.

Additional restricted share grants were awarded to Mr. Thompson and Ms. Sack, two of the Named Executive Officers, following the adoption of the Incentive Plan in October 2006. The majority of the restricted share grants granted under the Incentive Plan vest in one-third increments on each of the first, second and third anniversaries of the grant date.

During the applicable vesting period, the Named Executive Officers have all the rights of a stockholder, including, without limitation, the right to vote and the right to receive all dividends or other distributions (at the same rate and on the same terms as all other stockholders). During 2007, the Named Executive Officers received the following dividends on unvested restricted share grants: Mr. Reed received $429,380, Mr. Champion received $231,980, Mr. Cope received $147,380, Mr. Thompson received $47,114 and Ms. Sack received $47,114.

Deferred Compensation Programs

GateHouse Media maintains the Liberty Group Publishing, Inc. Executive Benefit Plan (‘‘Executive Benefit Plan’’), a nonqualified deferred compensation plan for the benefit of certain key employees. Under the Executive Benefit Plan, GateHouse Media credits an amount, determined at GateHouse Media’s sole discretion, to a bookkeeping account established for each participating key employee. The bookkeeping account is credited with earnings and losses based upon the investment choices selected by the participant. The amounts credited to the bookkeeping account on behalf of each participating key employee vest on an installment basis over a period of five years. A participating key employee forfeits all amounts under the Executive Benefit Plan in the event that his or her employment is terminated for ‘‘cause’’ as defined in the Executive Benefit Plan. Amounts credited to a participating key employee’s bookkeeping account are distributable upon termination of the key employee’s employment, and will be made in a lump sum or installments as elected by the key employee. The Executive Benefit Plan was frozen effective as of December 31, 2006, and all accrued benefits of participants under the terms of the Executive Benefit Plan became 100% vested.

GateHouse Media also maintains the Liberty Group Publishing, Inc. Executive Deferral Plan (‘‘Executive Deferral Plan’’), a nonqualified deferred compensation plan for the benefit of certain key employees. Under the Executive Deferral Plan, eligible key employees may elect to defer a portion of their compensation for payment at a later date. Currently, the Executive Deferral Plan allows a participant to defer up to 100% of his or her annual compensation until termination of employment or such earlier period as elected by the participant. Amounts deferred are credited to a bookkeeping account established for this purpose. The bookkeeping account is credited with earnings and losses based upon the investment choices selected by the participant. Amounts deferred under the Executive Deferral Plan are fully vested and non-forfeitable. The amounts in the bookkeeping account are payable to the participant at the time and in the manner elected by the participant.

Benefits and perquisites

The Compensation Committee supports providing benefits and perquisites to our Named Executive Officers that are substantially the same as those offered to other officers of GateHouse Media at the executive’s level, including vacation, sick time, participation in GateHouse Media’s medical, dental and insurance programs, all in accordance with the terms of such plans and program in effect from time to time.

Policy with respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee designs certain components of Named Executive Officer compensation to permit full deductibility. The Compensation Committee believes, however, that our stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

COMPENSATION COMMITTEE REPORT

The Compensation Committee evaluates and establishes compensation for GateHouse Media’s executive officers and oversees other management incentive, benefit and perquisite programs. Management has the primary responsibility for GateHouse Media’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 25-28 of this proxy statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation, and on that basis, recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Howard Rubin, Chairman
Martin Bandier
Kevin M. Sheehan

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer, the Chief Financial Officers and the three other most highly-compensated executive officers of the Company who served in such capacities for the fiscal year ended December 31, 2007. These five officers are referred to as the Named Executive Officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Restricted Stock Units ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total Compensation ($)
Michael E. Reed Chief Executive Officer	2007 2006	500,000 442,308	350,000 200,000	75,633 4,299,000	— —	— 1,516,560	925,633 6,457,868
Scott T. Champion Co-President and Co-Chief Operating Office.	2007 2006	200,000 200,000	100,000 200,000	75,633 143,300	— —	— —	375,633 543,300
Randall W. Cope Co-President and Co-Chief Operating Officer(1)	2007 2006	200,000 200,000	— 200,000	75,633 143,300	— —	— —	275,633 543,300
Mark R. Thompson Chief Financial Officer	2007 2006	250,000 152,384	200,000 200,000	75,633 413,979	— —	78,964 —	604,597 766,363
Polly G. Sack Vice President, Secretary and General Counsel	2007 2006	225,000 133,345	200,000 200,000	75,633 413,979	— —	81,006 37,225	581,639 784,549

1.	Mr. Cope voluntarily resigned as Co-President and Co-Chief Operating Officer effective January 2, 2008.
2.	See the ‘‘Compensation Discussion and Analysis’’ section for a discussion of how the bonus amounts were determined. Of the amounts shown, a portion was paid in cash and a portion was paid in GateHouse Media stock in the form of a Restricted Stock Bonus with a 1/3/08 grant date. Such Restricted Stock Bonus is not included in this table under the heading ‘‘Restricted Stock Units.’’ Additionally, at the Named Executive Officer’s election, all or a portion of his or her cash portion of the bonus could also be taken in the form of a Restricted Stock Bonus with a 1/3/08 grant date and a 4/15/08 vest date (‘‘Chosen Restricted Stock Grants’’). Such Chosen Restricted Stock Grants are not included in this table under the heading ‘‘Restricted Stock Units.’’
3.	The dollar value of restricted stock set forth in this column is equal to the compensation cost recognized during 2007 for financial statement purposes in accordance with FAS 123R. This valuation method values restricted stock granted during 2007 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note (2)(a) of the Notes to Consolidated Financial Statements of our 2007 Annual Report to Stockholders. Information regarding the shares of restricted stock granted to certain of our Named Executive Officers during 2007 is set forth in the Grants of Plan-Based Awards Table. The Grants of Plan-Based Awards Table also sets forth the weighted-average grant date fair value of the restricted stock granted during 2007 computed in accordance with FAS 123R.
4.	In 2007, all Other Compensation for Mr. Thompson included: (i) relocation benefits of $60,433 and (ii) $18,531 tax gross-up. In 2007, all Other Compensation for Ms. Sack included: (i) relocation benefits of $51,961, (ii) $26,616 tax gross-up and (iii) GateHouse Media-paid life insurance premiums of $2,429.

Grants of Plan-Based Awards

We have provided the following Grants of Plan-Based Awards table to provide additional information about annual cash incentive compensation, stock options and restricted share awards granted to our Named Executive Officers during the year ended December 31, 2007.

		Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold #	Target (#)	Maximum #	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercises or Base Price of Options Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Michael E. Reed	1/2/07							5,453			75,633
Scott T. Champion	1/2/07							5,453			75,633
Randall W. Cope	1/2/07							5,453			75,633
Mark R. Thompson	1/2/07							5,453			75,633
Polly G. Sack	1/2/07							5,453			75,633

1.	The amounts set forth in this column reflect the number of restricted share grants granted under the Incentive Plan (which have a three-year vesting schedule, with one-third of the shares vesting on each of the first, second and third anniversaries from the grant date).
2.	The dollar values of restricted shares disclosed in this column are equal to the weighted-average grant date fair value computed in accordance with FAS 123R. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 2(a) of the Notes to Consolidated Financial Statements of our 2007 Annual Report to Stockholders.

Outstanding Equity Awards at Fiscal Year-End

In addition, we have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards made to our Named Executive Officers which are outstanding as of December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Michael E. Reed	—	—	—	—	100,000	(2)	878,000	—	—
					100,000	(3)	878,000
					100,000	(4)	878,000
					1,818	(5)	15,959
					1,818	(6)	15,959
					1,817	(7)	15,959
Scott T. Champion	—	—	—	—	50,000	(8)	439,000	—	—
					50,000	(9)	439,000
					50,000	(10)	439,000
					3,333	(11)	29,267
					3,333	(12)	29,267
					3,334	(13)	29,267
					1,818	(5)	15,959
					1,818	(6)	15,959
					1,817	(7)	15,959
Randall W. Cope	—	—	—	—	30,000	(8)	263,400	—	—
					30,000	(9)	263,400
					30,000	(10)	263,400
					3,333	(11)	29,267
					3,333	(12)	29,267
					3,334	(13)	29,267
					1,818	(5)	15,959
					1,818	(6)	15,959
					1,817	(7)	15,959
Mark R. Thompson	—	—	—	—	5,000	(14)	43,900	—	—
					5,000	(15)	43,900
					5,000	(16)	43,900
					4,630	(17)	40,651
					4,630	(18)	40,651
					1,818	(5)	15,959
					1,818	(6)	15,959
					1,817	(7)	15,959
Polly G. Sack	—	—	—	—	5,000	(19)	43,900	—	—
					5,000	(20)	43,900
					5,000	(21)	43,900
					4,630	(17)	40,651
					4,630	(18)	40,651
					1,818	(5)	15,959
					1,818	(6)	15,959
					1,817	(7)	15,959

1.	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($8.78) on December 31, 2007, the last trading day of 2007. There can be no assurance that the amounts shown in the table will ever be realized by the Named Executive Officer.
2.	Shares of restricted stock vest on January 30, 2009.
3.	Shares of restricted stock vest on January 30, 2010.
4.	Shares of restricted stock vest on January 30, 2011.
5.	Shares of restricted stock vest on January 2, 2008.
6.	Shares of restricted stock vest on January 2, 2009.
7.	Shares of restricted stock vest on January 2, 2010.
8.	Shares of restricted stock vest on June 6, 2008.
9	Shares of restricted stock vest on June 6, 2009.
10.	Shares of restricted stock vest on June 6, 2010.
11.	Shares of restricted stock vest on March 1, 2009.
12.	Shares of restricted stock vest on March 1, 2010.
13.	Shares of restricted stock vest on March 1, 2011.
14.	Shares of restricted stock vest on May 10, 2009.
15.	Shares of restricted stock vest on May 10, 2010.
16.	Shares of restricted stock vest on May 10, 2011.
17.	Shares of restricted stock vest on October 26, 2008.
18.	Shares of restricted stock vest on October 26, 2009.
19.	Shares of restricted stock vest on May 17, 2009.
20.	Shares of restricted stock vest on May 17, 2010.
21.	Shares of restricted stock vest on May 17, 2011.

Option Exercises and Stock Vested

We have provided the following Option Exercises and Stock Vested table to provide additional information about the value realized by our Named Executive Officers on option award exercises and stock award vesting during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark R. Thompson	—	—	4,630	56,903
Polly G. Sack	—	—	4,630	56,903

Pension Benefits

GateHouse Media does not offer retirement benefits to any of its employees.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2007
Michael E. Reed	—	—	—	—
Scott T. Champion	—	—	—	—
Randall W. Cope	—	—	—	—
Mark R. Thompson	—	—	—	—
Polly G. Sack	—	—	—	—

Nonqualified Deferred Compensation

The following table sets forth information with respect to contributions to and withdrawals from the Liberty Group Publishing, Inc. Executive Deferral Plan and/or the Liberty Group Publishing, Inc. Executive Benefit Plan to our Named Executive Officer’s during fiscal year ended December 31, 2007.

Name	Executive Contributions in 2007 ($)(1)	Registrant Contributions in 2007 ($)	Aggregate Earnings in 2007 ($)(1)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance at 12/31/07 ($)
Michael E. Reed	-0-	-0-	-0-	-0-	-0-
Scott T. Champion	42,797	-0-	27,681	-0-	375,990
Randall W. Cope	-0-	-0-	2,192	-0-	48,788
Mark R. Thompson	-0-	-0-	-0-	-0-	-0-
Polly G. Sack	-0-	-0-	-0-	-0-	-0-

1.	No amounts reported in these columns are reported as compensation in the 2007 Summary Compensation Table.

Employment Agreements

Michael E. Reed

Mr. Reed is employed as Chief Executive Officer of GateHouse Media pursuant to an employment agreement effective as of January 30, 2006. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of a company the size and nature of GateHouse Media.

Pursuant to his employment agreement, which has an initial three-year term with an automatic one-year renewal unless GateHouse Media or Mr. Reed gives notice of non-renewal within ninety days prior to the end of the term, Mr. Reed receives an annual base salary of $500,000. Mr. Reed also is eligible for an annual, performance-based bonus. The agreement provides that Mr. Reed is eligible to receive an annual target bonus of $200,000 upon the achievement of certain performance goals agreed to by Mr. Reed and GateHouse Media’s Board. The bonus is payable in either GateHouse Media’s common stock or cash in the discretion of the Board, provided that no more than 50% of the bonus shall be payable in GateHouse Media’s common stock without Mr. Reed’s approval. Any Restricted Stock Bonus will vest ratably on the third, fourth and fifth anniversaries of the grant date. For fiscal year 2006 only, Mr. Reed received a ‘‘sign-on’’ cash bonus of $1,500,000. Mr. Reed’s employment agreement also provided for the reimbursement of his reasonable relocation expenses.

Pursuant to his employment agreement, Mr. Reed also received a one-time grant of 300,000 shares of restricted common stock (the ‘‘Initial Stock Grant’’) which vests ratably on January 30, 2009, January 30, 2010 and January 30, 2011 (the third, fourth and fifth anniversaries of his employment agreement’s effective date).

Scott T. Champion

Mr. Champion is employed as President and Chief Operating Officer of GateHouse Media pursuant to an employment agreement effective as of June 6, 2005. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as president and chief operating officer of a company of the size and nature of GateHouse Media.

Pursuant to his employment agreement, which has an initial three-year term with an automatic one-year renewal unless GateHouse Media or Mr. Champion gives notice of non-renewal within ninety days prior to the end of the term, Mr. Champion receives an annual base salary of $200,000. Mr. Champion also is eligible for an annual, performance-based target bonus of $200,000 based upon the achievement of certain performance goals agreed to by Mr. Champion and GateHouse Media’s Board. The bonus may be a Restricted Stock Bonus. Mr. Champion has the right to receive the lesser of: (x) 50% of the annual target bonus paid in GateHouse Media’s common stock or (y) $100,000 of such bonus payable in cash.

Pursuant to his employment agreement, Mr. Champion received an Initial Stock Grant of 150,000 shares which vests ratably on June 6, 2008, June 6, 2009 and June 6, 2010 (the third, fourth and fifth anniversaries of his employment agreement’s effective date).

Randall W. Cope

Mr. Cope was employed as Co-President and Co-Chief Operating Officer of GateHouse Media pursuant to an employment agreement effective as of June 6, 2005. On December 19, 2007, Mr. Cope voluntarily resigned from GateHouse Media effective January 2, 2008. Under his employment agreement, he had the duties and responsibilities customarily exercised by the person serving as president and chief operating officer of a company the size and nature of GateHouse Media.

Pursuant to his employment agreement, which had an initial three-year term with an automatic one-year renewal unless GateHouse Media or Mr. Cope gave notice of non-renewal within ninety days prior to the end of the term, Mr. Cope received an annual base salary of $200,000. Mr. Cope also was eligible for an annual, performance-based target bonus of $200,000 based upon the achievement of certain performance goals agreed to by Mr. Cope and GateHouse Media’s Board. The bonus may be a Restricted Stock Bonus. Mr. Cope had the right to receive the lesser of: (x) 50% of the annual target bonus paid in the GateHouse Media’s common stock or (y) $100,000 of such bonus payable in cash.

Pursuant to his employment agreement, Mr. Cope received an Initial Stock Grant of 90,000 shares which vests ratably on June 6, 2008, June 6, 2009 and June 6, 2010 (the third, fourth and fifth anniversaries of his employment agreement’s effective date).

In connection with his resignation, and in lieu of any payments or benefits to which he would have been entitled under his employment agreement and Management Stockholder Agreement, GateHouse Media, pursuant to a Letter Agreement dated December 20, 2007, provided Mr. Cope with two (2) months of his current base salary, following the effective date of his resignation, and the continuation of his health insurance coverage for a period of up to twelve (12) months following the effective date of his resignation. The Letter Agreement also provided for the immediate vesting of Mr. Cope’s outstanding restricted share grants to the effective date of his resignation and the payment of any accrued and unused vacation pay.

Mark R. Thompson

Mr. Thompson is employed as the Chief Financial Officer of GateHouse Media pursuant to an employment agreement effective as of May 10, 2006. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as chief financial officer of a company of the size and nature of GateHouse Media.

Pursuant to his employment agreement, which has no guaranteed term of employment or renewal provision, Mr. Thompson receives an annual base salary of $250,000. Mr. Thompson also is eligible for an annual, performance-based bonus, without a target level, based upon the achievement of certain performance goals agreed to by Mr. Thompson and GateHouse Media’s Board. Such bonus may be a Restricted Stock Bonus as determined by the Board and without restriction as to the relative proportions of common stock or cash comprising such bonus. For fiscal year 2007, Mr. Thompson received a bonus of $200,000. Mr. Thompson’s employment agreement also provided for the reimbursement of his reasonable relocation expenses.

Pursuant to his employment agreement, Mr. Thompson received an Initial Stock Grant of 15,000 shares which vests ratably on May 10, 2009, May 10, 2010 and May 10, 2011 (the third, fourth and fifth anniversaries of his employment agreement’s effective date).

Polly G. Sack

Ms. Sack is employed as the Vice President, Secretary and General Counsel of GateHouse Media pursuant to an employment agreement effective as of May 17, 2006. Under this agreement, she has the duties and responsibilities customarily exercised by the person serving as chief legal officer of a company of the size and nature of GateHouse Media.

Pursuant to her employment agreement, which has no guaranteed term of employment or renewal provision, Ms. Sack receives an annual base salary of $225,000. Ms. Sack also is eligible for an annual, performance-based bonus, without a target level, based upon the achievement of certain performance goals agreed to by Ms. Sack and GateHouse Media’s Board. Such bonus may be a Restricted Stock Bonus as determined by the Board and without restriction as to the relative proportions of common stock or cash comprising such bonus. For fiscal year 2007, Ms. Sack received a bonus of $200,000. Ms. Sack’s employment agreement also provided for the reimbursement of her reasonable relocation expenses.

Pursuant to her employment agreement, Ms. Sack received an Initial Stock Grant of 15,000 shares which vests ratably on May 17, 2009, May 17, 2010 and May 17, 2011 (the third, fourth and fifth anniversaries of her employment agreement’s effective date).

All of the Named Executive Officers have restrictive covenants for the benefit of GateHouse Media relating to non-competition during the term of employment and for the one year period following termination of their employment for any reason. Also in their employment agreements are restrictive covenants relating to non-solicitation of GateHouse Media employees, directors, agents, clients, customers, vendors, suppliers or consultants during the term of employment and for the one year period following termination of their employment for any reason.

Potential Payments Upon Termination or Change of Control

The table on page 38 of this proxy statement estimates the amount of compensation payable to each of the Named Executive Officers of GateHouse Media in the event of termination of such executives’ employment upon voluntary termination, termination for cause, death, disability, retirement, involuntary not for cause termination, and termination following a change of control. The amounts shown assume that such termination was effective as of December 31, 2007. The actual amounts to be paid out can only be determined at the time of such executive’s separation from GateHouse Media. A Named Executive Officer is entitled to receive amounts earned during his or her term of employment regardless of the manner in which the Named Executive Officer’s employment is terminated. These amounts include accrued but unpaid base salary and accrued and unused vacation pay through the date of such termination (the ‘‘Accrued Benefits’’). These amounts are not shown in the table. The termination provisions in each of the Named Executive Officer’s employment agreements are substantially identical and are summarized below.

The Management Stockholder Agreements contain a call option exercisable at GateHouse Media’s discretion pursuant to which GateHouse Media may purchase the Named Executive Officer’s nonforfeited common stock, which are subject to the Management Stockholder Agreements, upon termination of the Named Executive Officer’s employment for any reason (the ‘‘Call Option’’). GateHouse Media shall pay the Named Executive Officer: (i) in the case of a termination for cause, the lower of the purchase price of $1,000 per share or the fair market value (as determined by the Board) or (ii) in the case of a termination for any reason other than cause, the fair market value (as determined by the Board).

Additionally, under the Incentive Plan, if the Named Executive Officer’s employment is terminated for any reason, any remaining unvested restricted shares shall immediately be repurchased by GateHouse Media at a price equal to the par value ($.01) per share (the ‘‘Repurchase Obligation’’).

Payments Made Upon Voluntary Termination and Termination for Cause

Under the employment agreements, if a Named Executive Officer’s employment is voluntarily terminated or terminated by GateHouse Media for cause, that Named Executive Officer is not entitled to any further compensation or benefits other than Accrued Benefits. Messrs. Champion and Cope would forfeit all restricted shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses. Messrs. Reed and Thompson and Ms. Sack would forfeit all unvested shares subject to the Initial Stock Grant and any Restricted Stock Bonuses and, in the case of termination due to an act of dishonesty committed in connection with GateHouse Media business, Messrs. Reed and Thompson and Ms. Sack would forfeit all shares subject to the Initial Stock Grant and any Restricted Stock Bonuses.

Under the Management Stockholder Agreements, GateHouse Media may exercise its Call Option.

Under the Incentive Plan, GateHouse Media shall purchase any remaining unvested restricted shares pursuant to its Repurchase Obligation.

Payments Made Upon Death, Disability or Retirement

Under the employment agreements, if the Named Executive Officer’s employment is terminated by reason of death, the Named Executive Officer shall not be entitled to receive any further compensation or benefits other than the Accrued Benefits and life insurance benefits. Each Named Executive Officer receives basic life insurance equal to one times the executive’s salary and an additional voluntary death benefit only if it is paid for by the Named Executive Officer. If the Named Executive Officer’s employment is terminated by reason of disability or retirement, the Named Executive Officer shall not be entitled to receive any further compensation or benefits other than the Accrued Benefits. If the Named Executive Officer fails to perform his or her duties as a result of disability or incapacity, the Named Executive Officer shall continue to receive his or her base salary and all other benefits and all other compensation unless and until his or her employment is terminated.

Under the Management Stockholder Agreements, if the Named Executive Officer’s employment is terminated by reason of death or disability, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) of the restricted shares. In addition, GateHouse Media may exercise its Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated by reason of death or disability, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, GateHouse Media shall purchase any remaining unvested restricted shares pursuant to its Repurchase Obligation.

Payments Made Upon Involuntary not for Cause Termination, or Change in Control with Termination

Under the employment agreements, if the Named Executive Officer’s employment is terminated by GateHouse Media other than for cause, the Named Executive Officer shall be entitled to:

(i)	the Accrued Benefits;

(ii)	an amount equal to twelve (12) months’ current base salary;

(iii)	the annual bonus including any declared bonus not yet paid;

(iv)	continuation of the Named Executive Officer’s health benefits at the same levels until the earlier of (a) the time it takes the Named Executive Officer to become eligible for benefits from a new employer or (b) twelve (12) months from the date of termination;

(v)	the shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) each of the shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses; and

(vi)	if within twelve (12) months of a change in control, 100% of the remaining unvested shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses, which shall automatically vest.

Under the Management Stockholder Agreements, GateHouse Media may exercise its Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated without cause, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, GateHouse Media shall purchase any remaining unvested restricted shares pursuant to its Repurchase Obligation. If the termination is within twelve (12) months of a change in control, 100% of the remaining unvested shares shall automatically vest.

The employment agreements reference the definition of change in control in the Incentive Plan. The Incentive Plan defines a change in control as:

(i)	if any person acquires 50.1% or more of GateHouse Media’s voting securities (other than securities acquired directly from GateHouse Media or its affiliates); or

(ii)	upon the consummation of a merger or consolidation of GateHouse Media or any subsidiary of GateHouse Media other than a merger or consolidation where at least a majority of the Board immediately following the merger or consolidation shall be at least a majority of the board of the surviving entity or its ultimate parent; or

(iii)	upon the approval by the stockholders of a complete liquidation or dissolution of GateHouse Media of all or substantially all of GateHouse Media’s assets, other than (i) a sale or disposition by GateHouse Media of GateHouse Media’s assets to an entity of which at least 50.1% of the voting power is owned by the stockholders of GateHouse Media or (ii) a sale or disposition of all or substantially all of GateHouse Media’s assets immediately following which the board members immediately prior thereto constitute at least a majority of the board members of the entity who bought the assets or if the buyer is a subsidiary, the buyer’s ultimate parent.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Event	M. E. Reed	S. T. Champion	R. W. Cope(1)	M. R. Thompson	P.G. Sack
Voluntary Termination and Termination for Cause
Call Option(2)	$218,750	$439,000	$263,400	-0-	-0-
Repurchase Obligation(4)	55	55	55	147	147
Total	$218,805	$439,055	$263,455	$147	$147
Death
Accelerated restricted stock	$893,962	$484,226	$308,626	$100,513	$100,513
Call Option(2)(3).	218,750	439,000	263,400	-0-	-0-
Repurchase Obligation(4).	36	36	36	83	83
Life insurance proceeds	1,250,000	800,000	800,000	1,000,000	225,000
Total	$2,362,748	$1,723,262	$1,372,062	$1,100,596	$325,596
Disability
Accelerated restricted stock	$893,962	$484,226	$308,626	$100,513	$100,513
Call Option(2)(3)	218,750	439,000	263,400	-0-	-0-
Repurchase Obligation(4)	36	36	36	83	83
Total	$1,112,748	$923,262	$572,062	$100,596	$100,596
Retirement
Call Option(2)	$218,750	$439,000	$263,400	$-0-	-0-
Repurchase Obligation(4)	55	55	55	147	147
Total	$218,805	$439,055	$263,455	$147	$147
Involuntary not for Cause Termination
Annual Bonus	$200,000	$200,000	$200,000	$200,000	$200,000
Accelerated restricted stock	893,962	484,226	308,626	100,513	100,513
Call Option(2)(3)	218,750	439,000	263,400	-0-	-0-
Repurchase Obligation(4)	36	36	36	83	83
Cash severance payment	500,000	200,000	200,00	250,000	225,000
Continued health care benefits	6,107	6,107	6,107	6,107	6,189
Total	$1,818,855	$1,329,369	$978,169	$556,703	$531,785
Change in Control with Termination
Annual bonus	$200,000	$200,000	$200,000	$200,000	$200,000
Accelerated restricted stock	2,681,877	1,452,677	925,877	260,880	260,880
Call Option(2)(3)	218,750	439,000	263,400	-0-	-0-
Cash severance payment	500,000	200,000	200,000	250,000	225,000
Continued health care benefits	6,107	6,107	6,107	6,107	6,189
Total	$3,606,734	$2,297,784	$1,595,384	$716,987	$692,069

(1)	On December 19, 2007, Mr. Cope voluntarily resigned from GateHouse Media effective January 2, 2008. Please see the discussion on page 34 of this proxy statement as to the payments Mr. Cope will receive pursuant to the Letter Agreement dated December 20, 2007.
(2)	The amounts set forth in this row assume that GateHouse Media exercises its Call Option as provided under all of the Management Stockholder Agreements and pays the Named Executive Officer the fair market value, based on the closing price of its common stock ($8.78) on December 31, 2007, the last trading day of 2007.
(3)	The amounts set forth in this row could also include the accelerated restricted stock amount identified in the preceding row, but are not included herein to avoid counting this potential payment twice.
(4)	The amounts set forth in this row assume that GateHouse Media purchases any remaining unvested restricted shares pursuant to its Repurchase Obligation as provided under the Incentive Plan and pays the Named Executive Officer the par value ($.01) per share.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the integrity of GateHouse Media’s financial information and the financial reporting process, including the system of internal control over financial reporting. GateHouse Media’s independent registered public accounting firm is responsible for conducting independent audits of GateHouse Media’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management’s assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of GateHouse Media’s internal control over financial reporting with management and GateHouse Media’s independent registered public accounting firm. The Audit Committee also has discussed with GateHouse Media’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from GateHouse Media’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with it that firm’s independence.

Based upon the reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in GateHouse Media’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Kevin M. Sheehan, Chairman
Burl Osborne
Howard Rubin

MATTERS RELATING TO THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Change in Independent Auditors

On April 5, 2007, GateHouse Media, upon the approval of its Audit Committee, dismissed KPMG LLP (‘‘KPMG’’) as its independent registered public accounting firm and engaged Ernst & Young LLP (‘‘EY’’) to serve as the independent registered public accounting firm to audit its financial statements for the fiscal year ending December 31, 2007.

KPMG’s reports on GateHouse Media’s financial statements as of December 31, 2005 and 2006 for the year ended December 31, 2006 and the periods from June 6, 2005 to December 31, 2005, and from January 1, 2005 to June 5, 2005, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that they include an explanatory paragraph related to the adoption, during 2006, of Statement of Financial Accounting Standards No. 123(R), ‘‘Share-Based Payment,’’ an explanatory paragraph related to the change of the date to June 30 on which the annual impairment assessment of goodwill and intangible assets with indefinite lives is made, and an explanatory paragraph related to the acquisition of all of GateHouse Media’s outstanding stock in a business combination in June 2005 accounted for as a purchase and as a result, the consolidated financial information for the period after the acquisition is presented on a different cost basis than for the periods prior to the acquisition and therefore, is not comparable.

During the fiscal years ended December 31, 2005 and December 31, 2006, and the subsequent interim period through April 5, 2007: there were (i) no disagreements between GateHouse Media and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports; and (ii) no ‘‘reportable events’’ (as described in Item 304(a)(1)(v) of Regulation S-K), except as disclosed below, related to material weaknesses in the internal control over financial reporting. For the year ended December 31, 2005, KPMG identified two material weaknesses in GateHouse Media’s internal control over financial reporting. These were (1) insufficient analysis of GAAP to determine the appropriate accounting for certain unusual transactions and failure to maintain a policy that requires a formal review of unusual or significant transactions and (2) in conjunction with an acquisition transaction, failure to appropriately establish a new basis of accounting, as required under GAAP, failure to record transaction costs associated with the acquisition transaction in the appropriate period and failure to record in the general ledger post-closing entries to reflect the new basis of accounting. GateHouse Media has authorized KPMG to respond fully to the inquiries of the successor accountant regarding this matter.

No material weaknesses were identified by KPMG for the year ended December 31, 2006.

Appointment of Ernst & Young LLP

On April 5, 2007, GateHouse Media, upon the approval of the Audit Committee, engaged EY as its independent registered public accounting firm.

Prior to the engagement of EY, GateHouse Media did not consult with EY on any matter that (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, in each case where either written or oral advice was provided that EY concluded was an important factor considered by GateHouse Media in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate stockholder questions.

Fees Paid to KPMG.    The following table sets forth the fees for services provided by KPMG during the fiscal years ended December 31, 2007 and December 31, 2006.

	2007	2006
Audit Fees	$1,075,633	$2,502,000
Audit-Related Fees	38,325	125,000
Tax Fees	0	0
All Other Fees	0	0
Total	$1,113,958	$2,627,000

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

Audit Fees.    For fiscal year ended December 31, 2006, these are fees for professional services rendered by KPMG for the audit of GateHouse Media’s annual consolidated financial statements; the review of financial statements included in GateHouse Media’s Quarterly Reports on Form 10-Q; and services that are typically rendered in connection with the statutory and regulatory filings or engagements. For fiscal year ended December 31, 2006, these fees included $1,618,000 in connection with GateHouse Media’s initial public offering commencing on October 24, 2006. For fiscal year ended December 31, 2007, these fees are for professional services rendered by KPMG in connection with the audit of GateHouse Media’s annual consolidated financial statements; and services that are typically rendered in connection with the statutory and regulatory filings or engagements. For fiscal year ended December 31, 2007, these fees included $239,134 in connection with GateHouse Media’s follow-on offering commencing in July 2007.

Audit-Related Fees.    These are fees for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or the review of GateHouse Media’s financial statements that are not included as audit fees. These services consist of consultation on financial accounting and reporting and due diligence assistance with GateHouse Media’s acquisitions. For fiscal years ended December 31, 2006 and December 31, 2007, these fees related to due diligence assistance with GateHouse Media’s acquisitions.

Tax Fees.    These are fees for professional services rendered by KPMG with respect to tax compliance, tax advice and tax planning. These services consist of the review of certain tax returns and consulting on tax planning matters. For fiscal years 2006 and 2007, no fees were incurred for these services.

All Other Fees.    For fiscal years 2006 and 2007, no fees were incurred for these services.

Fees Paid to EY.    The following table sets forth the fees for services provided by EY during the fiscal year ended December 31, 2007.

2007
Audit Fees	$2,215,399
Audit-Related Fees	268,362
Tax Fees	0
All Other Fees	0
Total	$2,483,761

The following is a description of the natures of the services comprising the fees disclosed in the table above for each of the four categories of services.

Audit Fees.    These are fees for professional services rendered by EY for the audit of (a) GateHouse Media’s annual consolidated financial statements, (b) management’s assessment of the effectiveness of internal control over financial reporting and (c) the effectiveness of internal control over financial reporting; the review of financial statements included in GateHouse Media’s Quarterly Reports on Form 10-Q; and services that are typically rendered in connection with the statutory and regulatory filings or engagements. For fiscal year ended December 31, 2007, these fees include $288,550 in connection with GateHouse Media’s follow-on offering commencing in July 2007.

Audit-Related Fees.    These are fees for assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of GateHouse Media’s financial statements that are not included as audit fees. For fiscal year ended December 31, 2007, fees of $268,362 were incurred for due diligence assistance with GateHouse Media’s acquisitions and audits in connection with disposals.

Tax Fees.    These are fees for professional services rendered by EY with respect to tax compliance, tax advice and tax planning. These services consist of the review of certain tax returns and consulting on tax planning matters. For fiscal year 2007, no fees were incurred for these services.

All Other Fees.    For fiscal year 2007, no fees were incurred for these services.

Audit Committee Pre-approved Policy.    The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for GateHouse Media by the independent registered public accounting firm prior to their engagement for such services.

For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Audit Committee has appointed EY as GateHouse Media’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending December 31, 2008.

The Board unanimously recommends that you vote ‘‘FOR’’ Proposal 2 relating to the ratification of the appointment of EY as GateHouse Media’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Vote Required

Ratification of the appointment of EY as GateHouse Media’s independent registered public accounting firm for the 2008 fiscal year requires the affirmative vote of a majority of the shares of GateHouse Media common stock present in person or represented by proxy and entitled to be voted at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires GateHouse Media’s directors and executive officers, as well as each person or group holding more than 10% of our common stock, to file reports of ownership and changes in ownership of GateHouse Media equity securities with the Securities and Exchange Commission and the New York Stock Exchange. To GateHouse Media’s knowledge, based solely on information furnished to GateHouse Media and written representations by such persons, all of GateHouse Media’s directors and executive officers, as well as each person or group known to us holding more than 10% of our common stock, complied with their filing requirements in 2007.

OTHER MATTERS

Expense and Method of Proxy Solicitation

The enclosed proxy is solicited by the Board and the entire cost of solicitation will be paid by GateHouse Media. In addition, GateHouse Media may reimburse banks, brokers and other nominees for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of its common stock. GateHouse Media officers and other employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, telephone and electronic means.

Householding Information

Some banks, brokers and other nominees are participating in the practice of ‘‘householding’’ proxy statements and annual reports. This means that beneficial holders of GateHouse Media’s common stock who share the same address or household may not receive separate copies of this proxy statement and GateHouse Media’s 2007 Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable. GateHouse Media will promptly deliver an additional copy of any of these documents to you if you write us at: GateHouse Media, Inc. 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations or contact Mark Maring at (585) 598-6874.

Annual Report on Form 10-K

GateHouse Media will provide to each stockholder who is solicited to vote at the 2008 Annual Meeting of Stockholders, upon the request of such person and without charge, another free copy of its 2007 Annual Report on Form 10-K. Please write us at: 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations.

ANNUAL MEETING OF STOCKHOLDERS OF

GATEHOUSE MEDIA, INC.

May 22, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

20230000000000001000 9	052208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:		2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	BURL OSBORNE	3. With discretionary authority on such other matters as may properly come before the Annual Meeting.
MICHAEL E. REED

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Mark here if you plan to attend the Annual Meeting ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GATEHOUSE MEDIA, INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Material

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.

This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.

BROKER LOGO HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Shareholder Meeting to be held on May 22, 2008

Proxy Material Available

1 Annual Report
2 Notice & Proxy Statement

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PROXY MATERIAL - VIEW OR RECEIVE

You can choose to view the material online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before April 28, 2008

HOW TO VIEW MATERIAL VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIAL

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting material by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

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See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type: Annual Meeting
Meeting Date: May 22, 2008
Meeting Time: 9:00 AM EDT
For holders as of: March 24, 2008

Meeting Location:

The Brookwood Inn
800 Pittsford-Victor Road
Pittsford, NY 14534

How To Vote

Vote In Person

Should you choose to vote these shares in person at the meeting you must request a "legal proxy". To request a legal proxy please follow the instructions at www.proxyvote.com or request a paper copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting material for any special requirements for meeting attendance.

Vote By Internet

To vote ***now*** by Internet, go to
WWW.PROXYVOTE.COM.
Please refer to the proposals and follow the instructions.

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Voting items

The Board of Directors recommends that you vote "For" the following.

1. Election of Directors

Nominees

01 Burl Osborne 02 Michael E. Reed

The Board of Directors recommends you vote FOR the following proposal(s).

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000001561_4 R200803.14

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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